UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 2, 2023

Bruker Cellular Analysis, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39388	35-2415390
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5858 Horton Street, Suite 320

Emeryville, California 94608

(Address of principal executive offices, including zip code)

(510) 858-2855

(Registrant’s telephone number, including area code)

PhenomeX Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.00005 par value per share	CELL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Introductory Note

On October 2, 2023, Bruker Corporation, a Delaware corporation (“Parent”), completed its previously announced acquisition of PhenomeX Inc., a Delaware corporation (the “Company”), pursuant to the Agreement and Plan of Merger, dated as of August 17, 2023 (the “Merger Agreement”), by and among the Company, Parent and Bird Mergersub Corporation, a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). On October 2, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. At the effective time of the Merger (the “Effective Time”), the Company changed its name to Bruker Cellular Analysis, Inc.

Item 2.01	Completion of Acquisition or Disposition of Assets.

The information set forth in the Introductory Note, Item 3.01, Item 5.01, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 2.01.

Pursuant to the Merger Agreement, on August 31, 2023, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of common stock, par value $0.00005 per share, of the Company (the “Shares”), for $1.00 per Share, net to the seller in cash (the “Offer Price”), without interest, on the terms and subject to the conditions set forth in the Offer to Purchase, dated August 31, 2023 (as amended or supplemented), and the related Letter of Transmittal.

The Offer expired at one minute past 11:59 PM, New York City time, on September 28, 2023 (the “Expiration Time”) as scheduled and was not extended. Equiniti Trust Company, LLC, the depositary and paying agent in the Offer (the “Depositary and Paying Agent”), advised Merger Sub that, as of the Expiration Time, a total of 81,254,441 Shares had been validly tendered and not withdrawn pursuant to the Offer, representing approximately 81.5% of the outstanding Shares. As a result, on September 29, 2023, Merger Sub accepted for payment all such Shares validly tendered and not withdrawn pursuant to the Offer on or prior to the Expiration Time, and payment for such Shares was made on September 29, 2023 to the Depositary and Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payments for tendered Shares and transmitting such payments to tendering stockholders whose Shares have been accepted for payment, in accordance with the terms of the Offer.

At the Effective Time, and as a result of the Merger:

•

the Shares then outstanding (other than (1) Shares owned by the Company as treasury stock, (2) Shares owned by Parent or Merger Sub or by any direct or indirect wholly owned subsidiary of the Company or of Parent (other than Merger Sub), (3) Shares irrevocably accepted for payment by Merger Sub in the Offer, (4) Shares held by stockholders of the Company who have properly exercised and perfected their statutory rights of appraisal under Delaware law and (5) shares of Company restricted stock (each, a “Restricted Share”)) were converted into the right to receive the Offer Price, without interest (the “Merger Consideration”).

•

each Company stock option (each, a “Company Option”) outstanding immediately prior to the Effective Time, whether vested or unvested, was deemed to be fully vested and cancelled, with the holder thereof becoming entitled to receive a lump-sum cash payment, without interest, equal to (1) the number of Shares for which such Company Option had not then been exercised as of immediately prior to the Effective Time multiplied by (2) the excess, if any, of the Merger Consideration over the per share exercise price of such Company Option; provided that any Company Option with a per share exercise price that was equal to or greater than the Merger Consideration was, as of immediately prior to the Effective Time, canceled for no consideration and have no further force or effect.

•

each Restricted Share outstanding immediately prior to the Effective Time was, as of immediately prior to the Effective Time, deemed to be fully vested and canceled, with the holder thereof becoming entitled to receive a lump-sum cash payment, without interest, equal to the Merger Consideration.

•

each restricted stock unit of the Company (each, a “Company RSU”) outstanding immediately prior to the Effective Time, whether vested or unvested, was, as of immediately prior to the Effective Time, deemed to be fully vested and canceled, with the holder thereof becoming entitled a lump-sum cash payment, without interest, equal to (1) the number of Shares subject to such award of Company RSUs as of immediately prior to the Effective Time multiplied by (2) the Merger Consideration.

The foregoing description of the Merger Agreement and the transactions contemplated thereby, including the Merger, does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, a copy of which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 17, 2023, the terms of which are incorporated by reference into this Item 2.01.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.01.

On October 2, 2023, in connection with the consummation of the Merger, the Company notified The Nasdaq Global Select Market (“Nasdaq”) that the Merger had been consummated and requested that Nasdaq suspend trading in the Shares. In addition, the Company requested that Nasdaq file with the SEC a Notification of Removal from Listing and/or Registration on Form 25 to report the delisting of its shares from Nasdaq and to deregister its shares under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Upon effectiveness of the Form 25, the Company intends to file with the SEC a Certification and Notice of Termination on Form 15 requesting the termination of registration of the Shares under Section 12(g) of the Exchange Act and the suspension of reporting obligations under Section 13 and Section 15(d) of the Exchange Act.

Item 3.03	Material Modification to Rights of Security Holders.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

As a result of the Merger, each Share that was issued and outstanding immediately prior to the Effective Time (except as described in Item 2.01 of this Current Report on Form 8-K) was automatically converted, at the Effective Time, into the right to receive the Merger Consideration. Accordingly, at the Effective Time, the holders of such Shares ceased to have any rights as stockholders of the Company, other than the right to receive the Merger Consideration.

Item 5.01	Changes in Control of Registrant.

The information set forth in the Introductory Note, Item 2.01, Item 3.01, Item 3.03, Item 5.02 and Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

As a result of the consummation of the Merger, at the Effective Time, a change of control of the Company occurred and the Company became a wholly owned subsidiary of Parent.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

At the Effective Time, pursuant to the Merger Agreement, each of Siddhartha Kadia, Greg Lucier, Jessica Hopfield, Elizabeth Nelson, Michael Mortitz, Igor Khandros, John Chiminski, and Peter Silvester, each a director of the Company as of immediately prior to the Effective Time, ceased to be a director of the Company and members of any committee of the Company’s Board of Directors. At the Effective Time, each of Mark Munch, Gerald Herman and Brent Alldredge became a director of the Company.

At the Effective Time, pursuant to the Merger Agreement, each executive officer of the Company as of immediately prior to the Effective Time, ceased to be an executive officer of the Company. At the Effective Time, each of Mark Munch, Brent Alldredge, and Jie Kong became the executive officers of the Company.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Introductory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

In connection with the completion of the Merger, on October 2, 2023, the Company filed with the Secretary of State of the State of Delaware a certificate of merger relating to the Merger. At the Effective Time and pursuant to the Merger Agreement, the Company’s certificate of incorporation as in effect immediately prior to the Merger was amended and restated in its entirety. The Amended and Restated Certificate of Amendment, among other things, changes the Company’s name to “Bruker Cellular Analysis, Inc.” (the “Name Change”). A copy of the Amended and Restated Certificate of Incorporation is filed as Exhibit 3.1 hereto, which is incorporated by reference into this Item 5.03. In connection with the completion of the Merger and pursuant to the Merger Agreement, at the Effective Time, the bylaws of the Company were amended and restated in their entirety, including to reflect the Name Change. A copy of the Amended and Restated Bylaws is filed as Exhibit 3.2 hereto, which is incorporated by reference into this Item 5.03.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 17, 2023, by and among PhenomeX Inc., Bruker Corporation, and Bird Mergersub Corporation, (incorporated herein by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by the Company on August 17, 2023).

3.1	Amended and Restated Certificate of Incorporation of Bruker Cellular Analysis, Inc., dated as of October 2, 2023.

3.2	Amended and Restated Bylaws of Bruker Cellular Analysis, Inc., dated as of October 2, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2023

BRUKER CELLULAR ANALYSIS, INC.

By:	/s/ Mark Munch
Name:	Mark Munch
Title:	President